UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2012 (November 26, 2012)

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0- 20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 26, 2012, Mr. Robert Kanode resigned from his roles as Chief Executive Officer, President and as a member of the Board of Directors (the "Board") of Valence Technology, Inc. ("Valence") and all other officer positions and directorships with Valence and each of its affiliated entities.

Effective November 26, 2012, the Board appointed Mr. T. Joseph Fisher III, a member of the Board, as Chief Executive Officer (“CEO”) and President of Valence.  Mr. Fisher has been a director of the Company since July 31, 2012.  From 2008 to 2012, Mr. Fisher served as CEO and President of Contour Energy Systems, Inc., a privately held advanced battery company based in Azusa, CA.  From 2007 to present, Mr. Fisher served as owner and president of JCF International, LLC, an international consulting firm focused on the battery market.  Prior to that, Mr. Fisher was a Vice President for Energizer Holdings, Inc. in the areas of Business Development and Global Rechargeables.  Additionally, Mr. Fisher was employed by Union Carbide Corporation in their strategic planning group.  Mr. Fisher earned a Bachelor of Science from the University of Cincinnati, a Masters of Business Administration from West Virginia College of Graduate Studies - Marshall University, and completed an Executive Financial Management Program at the Wharton School of the University of Pennsylvania.  Mr. Fisher is 60 years old.

On November 26, 2012, in connection with Mr. Fisher's appointment as CEO and President, the Company entered into an employment agreement with Mr. Fisher which provides for (i) an annual base salary of $280,000, (ii) an annual bonus of up to 40% of his base salary based on financial and other goals set by the Board, (iii) a grant of 3% of the Company’s outstanding stock (vesting over 4 years) in the event the Company’s Chapter 11 reorganization results in stock being offered as part of a financing transaction for the Company, (iv) health care and other benefits, (v) reimbursement for up to $150,000 of relocation expenses and (vi) in the event of an involuntary separation from the Company, a separation payment equal to six months of base salary.   During the term of his employment as CEO and President, Mr. Fisher is to be nominated to serve on the Board and he agreed to resign from the Board at such time as he is no longer serving as the Company’s CEO and President.  A copy of the employment agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The foregoing summary of the terms of the employment agreement is qualified by the terms of such agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: November 27, 2012	By:	/s/ Roger A. Williams
Roger A. Williams
Vice President, General Counsel and Secretary

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